Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company Capital Accumulation Plan

Coeur d’Alene, ID

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-176364) of the Hecla Mining Company of our report dated June 27, 2013, relating to the financial statements and supplemental schedule of the Hecla Mining Company Capital Accumulation Plan which appear in this Form 11-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

Spokane, Washington

June 27, 2013